Exhibit 99.1

Oxford Industries, Inc. Press Release

222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact:	Anne M. Shoemaker
Telephone:	(404) 653-1455
Fax:	(404) 653-1545
E-Mail:	ashoemaker@oxfordinc.com

FOR IMMEDIATE RELEASE
December 21, 2010

Oxford Industries Announces Acquisition of Lilly Pulitzer

— Transaction to Bring Strong, Lifestyle Brand to Oxford —

ATLANTA, GA — Oxford Industries, Inc. (NYSE:OXM) today announced that it has acquired Sugartown Worldwide, Inc., the owner of Lilly Pulitzer®, a growing, iconic, upscale women’s lifestyle brand.  Lilly Pulitzer, with a heritage and aesthetic based on the Palm Beach resort lifestyle, is a leading marketer and distributor of dresses, sportswear and other products to better specialty and department stores as well as through its own direct to consumer channels.

J. Hicks Lanier, Chairman and Chief Executive Officer of Oxford Industries, Inc., commented, “We are excited to add the Lilly Pulitzer brand to our growing platform of lifestyle apparel brands. Scott Beaumont, Jim Bradbeer and their team have done an exceptional job over the last 17 years of  nurturing and developing the remarkable brand DNA originally created by Lilly Pulitzer in the late 1950’s.  They share our values and our strategic vision for how to continue to grow this iconic brand.  We believe this business is an excellent fit with our operating model and will prove capable of significant growth.  We are continuing to realize our vision for Oxford as a diversified purveyor of strong, company-owned lifestyle brands.”

Scott Beaumont, Chief Executive Officer — Lilly Pulitzer Group, commented, “This is an extraordinarily good fit for us and we are very pleased to join forces with one of the strongest companies in the apparel market. We are very impressed with Oxford’s leadership, strategic vision, operational expertise and financial strength.”  Jim Bradbeer, President — Lilly Pulitzer Group, added, “It is worth mentioning that we were not marketing the company when Oxford called us earlier this year. We have been approached by interested parties many times in the past but never felt that any were the right partner for us.  We believe that joining forces with Oxford will enable us to best pursue our vision for the brand and to continue on our growth trajectory.”

The Company will hold a conference call with senior management to discuss this transaction in more detail at 5:00 p.m. ET today.  A live web cast of the conference call will be available on the Company’s website at www.oxfordinc.com.  Please visit the

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website at least 15 minutes before the call to register for the teleconference web cast and download any necessary software.  A replay of the call will be available through January 4, 2011.  To access the telephone replay, participants should dial (858) 384-5517.  The access code for the replay is 3856870.  A replay of the web cast will also be available following the teleconference on the Company’s website at www.oxfordinc.com.

About Oxford:

Oxford Industries, Inc. is an international apparel design, sourcing and marketing company featuring a diverse portfolio of owned and licensed brands and a collection of private label apparel businesses.  Oxford’s brands include Tommy Bahama®, Ben Sherman®, Lilly Pulitzer®, Oxford Golf®, Arnold Brant® and Billy London®.  The Company also holds exclusive licenses to produce and sell certain product categories under the Kenneth Cole®, Geoffrey Beene® and Dockers® labels.  Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.  The Company operates retail stores, restaurants and Internet websites for some of its brands.  The Company also has license arrangements with select third parties to produce and sell certain product categories under its Tommy Bahama, Ben Sherman and/or Lilly Pulitzer brands.  Oxford’s stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford’s website at www.oxfordinc.com.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release may include statements that are forward-looking statements within the meaning of the federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding the consummation and impact of acquisition or disposition activities, including the acquisition of Sugartown Worldwide, Inc., the owner of the Lilly Pulitzer brand, and the announced sale of substantially all of our Oxford Apparel Group, the impact of economic conditions on consumer demand and spending, demand for our products, timing of shipments requested by our wholesale customers, expected pricing levels, competitive conditions, the timing and cost of planned capital expenditures, costs of products and raw materials we purchase, access to capital and/or credit markets, expected outcomes of pending or potential litigation and regulatory actions and disciplined execution by key management. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 30, 2010 under the heading “Risk Factors” and those described from time to time in our future reports filed with the SEC.

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